UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2007

GREENE COUNTY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-14289	62-1222567
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

100 North Main Street
Greeneville, Tennessee		37743-4992
(Address of Principal Executive Offices)		(Zip Code)

(423) 639-5111

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 9, 2007, the Company entered into a Participation Agreement under its Change in Control Protection Plan with James E. Adams.  The Change in Control Protection Plan, which was approved by the Company’s board of directors on September 20, 2004, provides that certain employees who execute participation agreements and thereafter remain eligibale participants under the term of the Change in Control Protection Plan, will receive a change in control payment equal to 1.99 times the participant’s “base amount” within the meaning of Section 280G(b)(3) of the Internal Revene Code (“Section 280G”) if the participant’s employment is terminated under certain circumstances following a change in control.  The Change in Control Protection Plan grants the Company the right to amend, extend the term of or terminate the Change in Control Protection Plan upon one year’s advance notice; provided, that any such amendment, extension or termination done in contemplation of a change in control, in connection with a change in control or within two years following a change in control shall only apply to those participants who consent individually in writing to the amendment or termination or whose vested benefit or rights under the Change in Control Protection Plan are not adversely affected by such amendment or termination.  Pursuant to Mr. Adam’s Participation Agreement, he will receive a payment in the amount of 1.99 times his “base amount” within the meaning of Section 280G if, on or after a change in control, as defined in the Change in Control Protection Plan, he resigns from the Company for “good reason” or his employment is terminated by the Company without “cause”, as those terms are defined in the Change in Control Plan.  The Participation Agreement terminates on the first to occur of the following:

•	termination of an employee’s employment prior to a change in control;
•	termination of an employee’s employment following a change in control for other than a “covered termination”, as defined in the Change in Control Plan;
•	two years following a change in control; and
•	upon three months written notice of termination by the Company which notice must be given prior to a change in control.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

10.1	Participation Agreement dated as of March 9, 2007 by and between the Company and James E. Adams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENE COUNTY BANCSHARES, INC.

By:	/s/ R. Stan Puckett
R. Stan Puckett
Chairman of the Board and Chief Executive Officer
(Duly Authorized Representative)

Date:   March 12, 2007

EXHIBIT INDEX

10.1	Participation Agreement dated as of March 9, 2007 by and between the Company and James E. Adams.